Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Atlantic Power Corporation of our report dated March 16, 2011 relating to the financial statements of Chambers Cogeneration Limited Partnership for the year ended December 31, 2010, which appears in Atlantic Power Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 12, 2011